UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012

QUEST WATER GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168895	27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Marine Drive, Suite 302
North Vancouver, British Columbia, Canada V7P 1V7
(Address of principal executive offices)

(604) 986-2219
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02     Unregistered Sales of Equity Securities

On May 30, 2012, Quest Water Global, Inc. (the “Company”) granted incentive stock options to purchase an aggregate of 5,050,000 shares of the Company’s common stock to certain of its insiders, employee/consultants and members of its advisory board.  The options vested immediately and are exercisable at a price of $0.90 per share until May 30, 2015.  Of the 5,050,000 options, the Company granted 1,750,000 to John Balanko, the Company’s Chairman, President, Chief Executive Officer and director, and 1,750,000 to Peter Miele, the Company’s Vice President, Chief Financial Officer, Secretary and director.

The Company granted the options in reliance upon the exemptions from registration provided by Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act.  The Company’s reliance on Rule 506 of Regulation D was based on the fact that the grant of the options did not involve a “public offering”, as defined in Section 4(2) of the Securities Act.  In addition, the grantees provided representations to the Company that they acquired the options for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws.

The Company’s reliance on Rule 903 of Regulation S was based on the fact that the options were granted in "offshore transactions", as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the grant of the options, and the grantees were not U.S. persons and did not acquire the options for the account or benefit of any U.S. person.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release announcing the granting of the options is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

Exhibit 99.1     Press Release dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	QUEST WATER GLOBAL, INC.

	By:	/s/ John Balanko
John Balanko
Chairman, President, Chief Executive Officer, Director